                                                                     EXHIBIT 3.6

PUBLIC DOCUMENT NUMBER THIRTEEN THOUSAND NINE HUNDRED AND NINETY FOUR (13,994)

WHEREBY the Corporation known as "DANUBE MARITIME INC.", with domicile in the City of Panama, Republic of Panama, is incorporated.

                           Panama, December 20, 1991

In the City of Panama, capital of the Republic and seat of the notarial circuit of the same name, on the - twentieth (20th) - day of the month of December, in the year one thousand, nine hundred and ninety one (1991), before me, RUBEN AROSEMENA GUARDIA, Third Notary Public of the Panama Circuit, holder of personal identification card number eight-sixty four-four hundred eighty two (8-64-482), personally appeared the following persons, to me known: MARIO EDUARDO CORREA ESQUIVEL (Mario E. Correa), male, of legal age, single, lawyer, Panamanian and resident of this city, holder of personal identification card number eight-two hundred thirty one-seven hundred thirty five (8-231-735); and JULIO ERNESTO LINARES FRANCO (Julio E. Linares F.), male, of legal age, married, lawyer, Panamanian and resident of this city, holder of personal identification card number eight-two hundred thirty-one thousand six hundred sixty six (8-230-1666); and they requested that I issue this Public Instrument to make of record that they are incorporating a corporation subject to the following Articles of
Incorporation:

      FIRST: The name of the Company is: "DANUBE MARITIME INC."

      SECOND: The objects and purposes of the corporation are: a) The purchase and sale in general of all kinds of real estates, movables, livestocks or of any nature; b) The management in general of personal property or immovables, whether as owner, or for the account of third parties; c) The investments in general and the financing and in general operations in personal or real property, as well as the participation in industrial, commercial, real estate or financial corporations;
d) The purchase or acquisition of patents, trademarks, copyrights, licenses and formulas and the commercial exploitation of the same; e) The undertaking of loans, whether with Banks, whether with private or public institutions, to increase or to apply to the businesses of the corporation, being able to guarantee the liabilities that in this sense may be incurred through the issuance of bonds, notes, promissory notes, pledge or mortgages upon all or any of the properties of the corporation; f) The purchase and sale in general of shares, bonds or other valuable securities of other corporations, whether on its own account, whether for the account of third parties, including the management of said securities, as well as for the corporation as in favour and for the account of third parties; g) The financing in general of other corporations or the participation in the same, through the payment of contributions in the integration of the capital stock of the same; h) The exploitation of mines, of any nature, as well as the exploitation of any industry; i) The exploitation, whether in whole, whether in part, of any other businesses, whether of maritime nature, whether in relation to fluvial, maritime, air or land transportation; j) The purchase, the sale, the chartering, the administration in general of vessels, or ships, and the operation of navigation lines, either in Panama or in any part of the world; k) The operation of maritime agencies and the execution of maritime operations in general, either in the territory of the Republic of Panama or any foreign country; l) The purchase, sale, exchange, lease and negotiation in real or personal property and merchandise of any kind and any other commercial or financial operation relative to and depending to the corporate purpose, as well as participation in other corporations, either Panamanian or foreign; m) The purchase of and dealing with stock or shares of capital stock in general any other commercial, maritime or financial, movable or unmovable operations, permitted by the Laws of the Republic of Panama or which may be permitted in the future; all of which purposes may be, carried out by the Corporation within or without of the Republic of Panama.

      THIRD: The authorized capital stock of the corporation is of TEN THOUSAND DOLLARS (US$10,000.00), legal currency of the United States of America, divided into ONE HUNDRED (100) BEARER OR NOMINATIVE SHARES, with a nominal value of ONE HUNDRED DOLLARS (US$100.00) each. The holder of a certificate issued to bearer may have said certificate exchanged for another certificate in his name for equal number of shares; and the holder of nominative shares may have his certificate exchanged for another to bearer for equal number of shares. The capital stock may be increased; more and new shares may be issued and the nominal value, class and rights pertaining to said shares may be changed. Each share shall be entitled to one vote.

      FOURTH: The Board of Directors of the Corporation shall authorize the issue of shares of the corporation and prescribe their distribution.

      FIFTH: The domicile of the corporation shall be the City of Panama, Republic of Panama. The Board of Directors may determine the domicile of the corporation to be transferred to any other place within or without the Republic of Panama. The corporation may develop its activities and establish branches and offices in any other part of the world.

      SIXTH: The number of the first directors shall be three (3). The Board of Directors may, however, increase the number of Directors to seven (7) and may also designate them. The Board of Directors shall have the duties and exercise the powers specifically set forth in the By-Laws of the Corporation. It shall not be necessary to be a shareholder in order to be a Director.

      SEVENTH: The duration of the corporation shall be perpetual.

      EIGHTH: The Officers of the corporation shall be elected in the manner and according to what is prescribed in the By-Laws of the Corporation. The same person may perform two (2) or more offices.

      NINTH: The President of the corporation is the Legal Representative. In his absence or inability, shall be the Vicepresident.


      TENTH: The holders of fifty one percent (51%) of the outstanding stock of the Corporation shall constitute quorum for the transaction of business on the part of the General Assembly of Shareholders. In order that the resolution of the General Assembly of Shareholders may be valid the affirmative vote of the majority of the holders of the outstanding stock, present or represented by proxy, is required. The meetings of the General Assembly of Shareholders shall be held in the Republic of Panama or at any other place outside the Republic of Panama which the Board of Directors or the General Assembly by themselves may determine.

      ELEVENTH: Any Shareholder may grant a Proxy by means of a public or private document to be represented in any meeting or General Assembly of Shareholders to be held. In case of Bearer Shares this Proxy shall be granted before a Notary Public and on it the Notary shall record the number of share certificates presented by the grantor shareholder to the Notary, specifying the number of shares represented by each certificate.

      TWELFTH: The Board of Directors may make, change, amend or revoke the By-Laws of the Corporation, and prescribe and change from time to time the amounts of capital stock which it shall keep in reserve for any legitimate purpose.

      THIRTEENTH: The Board of Directors may hold its meetings, maintain one or more offices and keep the books of the Corporation at the places which the Board itself may at any time designate, within or without the Republic of Panama. During the meetings of the Board of Directors, any Director may be represented and vote by Proxy or Proxies (who do not need to be Directors) appointed in writing (through telex or cable), with or without power of substitution.

      FOURTEENTH: The Corporation reserves the right to amend, change or revoke any of the provisions of these Articles of Incorporation, in the manner permitted by the laws of the Republic of Panama, it being understood that all rights conferred by these Articles of Incorporation upon the Officers, the Board of Directors and the Shareholders of the corporation are subject to such reservation.

FINAL PROVISIONS:

A) The name and the domicile of each of the subscribers to these Articles of Incorporation and the number of shares to which each of them agrees to subscribe, are as follows: MARIO E. CORREA, of Via General Nicanor A. de Obarrio (Fiftieth (50th) Street), Bancomer Plaza, Fourth (4th) Floor, City of Panama, Republic of Panama, ONE (1) SHARE; and JULIO E. LINARES F., of Via General Nicanor A. de Obarrio (Fiftieth (50th) Street), Bancomer Plaza, Fourth (4th) Floor, City of Panama, Republic of Panama, ONE (1)

SHARE.

B) The Resident Agent shall be the Law Firm "TAPIA & ASOCIADOS" whose address is as follows: Via General Nicanor A. de Obarrio (Fiftieth (50th) Street), Bancomer Plaza, Fourth (4th) Floor, Post Office Box Seven thousand four hundred and twelve (7412), Panama Five (5), Republic of Panama.

C) The Directors of the Corporation shall be: TOMAS ALVARADO MONTENEGRO (Tomas Alvarado M.), with domicile at Via General Nicanor A. de Obarrio (Fiftieth
(50th) Street), Bancomer Plaza, Fourth (4th) Floor, City of Panama, Republic of Panama; CLARISSA PLATA DE AGUIRRE (Clarissa P. de Aguirre), with domicile at Via General Nicanor A. de Obarrio (Fiftieth (50th) Street), Bancomer Plaza, Fourth
(4th) Floor, City of Panama, Republic of Panama; and ELSA MARIA SOUSA QUINTERO (Elsa Ma. Sousa), of Via General Nicanor A. de Obarrio (Fiftieth (50th) Street), Bancomer Plaza, Fourth (4th) Floor, City of Panama, Republic of Panama.

D) The Officers of the Corporation shall be: TOMAS ALVARADO MONTENEGRO (Tomas Alvarado M.), President; CLARISSA PLATA DE AGUIRRE (Clarissa P. de Aguirre), Vicepresident and Treasurer; and ELSA MARIA SOUSA QUINTERO (Elsa Ma. Sousa), Secretary.

I made known to the parties appearing before me that a copy of this public instrument must be registered; and it having been read to them in the presence of the attesting witnesses, Mrs. Aura Isabel Santiago de Castillero, with personal identification card number eight-one hundred eighty three-nine hundred seventy nine (8-183-979); and Miss Maria Isabel Gonzalez Diaz, with personal identification card number eight-one hundred twenty eight-one hundred forty nine (8-128-149), of legal age, and residents of this city, to me known and qualified to discharge the duty, they found it to be correct, and they all sign it as a matter of record, before me, the Notary Public, whereunto I attest.

THIS Document bears number THIRTEEN THOUSAND NINE HUNDRED AND NINETY FOUR
(13,994)

(sgd.) Mario E. Correa Julio E. Linares F. Aura I. S. de Castillero Ma. I. Gonzalez RUBEN AROSEMENA GUARDIA, Third Notary Public.

      This copy which I issue, seal and sign in the City of Panama, on the twentieth (20th) day of the month of December, in the year one thousand nine hundred and ninety one (1991), agrees with its original.

(sgd.) Dr. RUBEN AROSEMENA GUARDIA, Third Notary Public. PUBLIC REGISTRY OFFICE
- PANAMA - This document was filed at 02:46:02.7 p.m., on the 26th day of December of 1991, as per Volume 212 and Entry 4585 of the Journal, by Juan Montes.- Duties Paid B/.60.00; Liquidation No. 891072058.-(sgd.) Enith Cedeno Garcia, Chief of the Section.

There is a stamped seal of the Public Registry Office of Panama.

BE IT REGISTERED (Sgd.) Rosa Elvira H. de Dutari, Chief of the Section.

      This document has been recorded at Microjacket 254849, Roll 34166, Frame 0128, of the Microfilm (Mercantile) Section of the Public Registry Office, on December 30, 1991.- (sgd.) Ivonne Arjona, Chief of the Section.

      I, LAURA DE HERAZO, do hereby certify that the foregoing is a true and exact translation of its original in Spanish.

      Panama, February 3, 1993.

                                                 LAURA W. DE HERAZO
                                                 INTERPRETE PUBLICO
                                                   CED. 8-162-1499
                                           RESOLUCION No. 162 DE [ILLEGIBLE]

                                   BY-LAWS OF
                              DANUBE MARITIME INC.
                                   CHAPTER ONE
                                     OFFICE

Article One.- Main Offices.

      The main offices of this corporation shall be at Bancomer Plaza, 4th Floor, Via General Nicanor A. de Obarrio, City of Panama, Republic of Panama.

Article Two.- Other Offices.

      The corporation may have other offices at such places as the Board of Directors may, from time to time, designate or where the business of the corporation may require.

                                   CHAPTER TWO
                        General Assembly of Stockholders

Article One.- Place of holding meetings.

      The meetings of the General Assembly of Stockholders of the corporation shall be held at the offices of the corporation in the Republic of Panama, unless otherwise specified in the notice or in the waiver of notice of the meeting, being understood, however, that this provision shall be subject to what is provided in Article Four of this Chapter, and being further understood that the Directors may, by resolution of the Board, change the place for the holding of meetings of the Assembly of Stockholders for any place within or without the Republic of Panama.

Article Two.- Annual Meeting.

      Subject to what is provided in Article One and Four of this Chapter, and unless otherwise specified in the notice or in the waiver of notice of the meeting, the annual meeting of the Assembly of Stockholders of the corporation shall be held in the offices of the Company, in the Republic of Panama or as such other place within or without the Republic of Panama as may be determined by the Board of Directors, at 10:00 o'clock in the forenoon on the 12th day of January of each year, if not a legal holiday, and if it were a legal holiday then on the next day not being a legal holiday, for the purpose of electing Directors and for the transaction of such other business as may be brought before the meeting. If for any reason said meeting shall not be held on the date designated, the same may be held at any time thereafter, through notice or waiver of notice of the meeting, as it may be further established, and the matters to be discussed thereat may be transacted at any special meeting called for that purpose.

Article Three.- Special Meetings.

      Special meetings of the Assembly of Stockholders may be called by orders of the President or the Board of Directors at any time deemed necessary, and it shall be binding to order the notice for such meetings when so requested in writing by the Stockholders owners of not less than one twentieth of the issued and outstanding shares entitled to vote thereat. The matters to be transacted at a special meeting shall be limited to the objects specified in the notice of the meeting.

Article Four.- Notice of meetings.

      Notice of the date and place of the annual meeting or any special meeting of the stockholders shall be given by the Secretary of the corporation to each stockholder entitled to vote thereat by mailing a letter to each stockholder to the address left by him at the office of the Secretary of the corporation, or to his last known address, or by personal delivery of the same, not less than ten days before such meetings. The notices for special meetings shall also indicate the purposes of the meeting. All or any of the Stockholders may waive notice of a meeting before or after the holding of such meeting and the presence of a stockholder at any meeting, in person or by proxy shall be considered as a waiver on his part to the notice of said meeting. The meetings of the stockholders may be held at any time, for any purpose, without notice, when all the Stockholders are present in person or represented by proxy, or when all the stockholders shall waive notice and consent to the holding of such meeting.

      If the corporation has issued shares to bearer the notice for the meetings of the stockholders, unless waived by writing before or after the meeting, shall be published in a newspaper designated by the Board of Directors.

Article Five. Voting at the meetings of the Assembly of Stockholders.

      In every Assembly of Stockholders, each of the owners of stock of the company, with voting rights, shall have the right to one vote for each share appearing registered in his name at the time of closing of the books, prior to said meeting, and if such books would not have been closed, then for each share registered in his name on the date fixed by the Board of Directors, as prescribed in Article 6 of Chapter V of these by-laws. In the event of shares issued to bearer, the holder of a certificate or certificates, representing such shares entitled to vote, shall be entitled to one vote at any meeting of the Stockholders, for each share entitled to vote, upon presentation at said meeting of said certificate or certificates or upon presentation of any other evidence of ownership as may be prescribed by the Board of Directors.

Article Six.- Proxies.

      Each of the stockholders shall be entitled to vote in person or by a special proxy, appointed by an instrument in writing, or by letter, executed with the signature of the stockholder, or by an attorney duly authorized.

Article Seven.- Voting Procedure.

      All election shall be made by ballots, and all matters shall be decided by a majority of votes, that is, more than one half.

Article Eight.- Stock Register.

      The Officer or Agent in charge of the Stock Register shall keep a complete alphabetical list of the Stockholders entitled to vote, containing the residence and the number of shares held by each, which list and Stock Register shall be kept on file at any office of the corporation. The Stock Register shall be the only evidence as to who are the Stockholders entitled to vote at any meeting of the Stockholders. In the event of shares issued to bearer the Stock Register shall specify the number of shares so issued, the date of issue and that such shares are fully paid and non-assessable.

Article Nine.- Quorum.

      The holders of a majority of the total number of shares issued and outstanding entitled to vote at any meeting, present personally or by proxy, shall constitute a quorum for the transaction of business, unless the Law shall require the representation of a larger number. In the absence of a quorum, the Stockholders present or represented on the date and place at which the meeting should have been held may adjourn the meeting from time to time until a quorum is present. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted by a quorum of Stockholders, just as it might have been transacted at the meeting originally called.

Article Ten. President and Secretary.

      The President, or in his absence, the Vicepresident, shall declare open all meetings of the General Assembly of Stockholders and shall preside such meetings; but in the absence of the President and the Vicepresident of the corporation, the Stockholders may elect a Chairman to preside the meeting. The Secretary of the corporation shall act as Secretary at all meetings of the Assembly of Stockholders, but in the absence of the Secretary of the corporation, the Stockholders may appoint any person to act as Secretary of the meeting.

                                  CHAPTER THREE
                               Board of Directors

Article One.- Election, Qualification and Vacancies.

      The properties and businesses of the corporation shall be managed and controlled by a Board of Directors, consisting of three (3) members, but such number may be changed at any time. In the event of an increase in the number of Directors until the meetings of the Assembly of Stockholders are held, the additional Directors may be elected by the Board of Directors already existing, to exercise their duties until the next meeting of the Assembly of Stockholders or until the election and qualification of their successors. In the event of a vacancy in the Board of Directors by reason of death, resignation, removal or otherwise, the remaining Directors, by resolution approved by the majority thereof, shall have power to fill such vacancy for any unexpired term. A Director shall remain validly in his office until his successor shall be elected and shall qualify.

Article Two. - Place of holding the meetings.

      Meetings of the Board of Directors may be held at the places designated by the Board of Directors, from time to time, or at the places agreed in writing by all the Directors.

Article Three. - Regular Meetings.

      Regular meetings of the Board of Directors may be held with or without notice, as the Board of Directors may, from time to time, determine by resolution.

Article Four.- Special Meetings.

      Special meetings of the Board of Directors may be held when called by the President with two days notice in advance given to each Director, whether by personal delivery or by mail, telex or fax. Special meetings of the Board of Directors may be held for any purpose, without notice, when all the Directors are present, or waive notice and consent to the holding of such meetings.

Article Five. - Quorum.

      The majority of the Directors shall constitute a quorum and may decide validly on the matters submitted to the consideration of the Board of Directors.

Article Six. -

      Directors may be represented by proxy, by public or private document, for such purpose, if it is expressly allowed by the Articles of Incorporation.

Article Seven. - Compensation.

      The Directors, as such, shall not receive any fixed salary for their services, but by resolution of the Board of Directors the payment of a certain sum may be agreed upon, as well as the expenses for attendance, if any, for the attendance to each regular or special meeting of the Board of Directors; being it understood, however, that this provision shall not be construed as to prevent any Director from rendering his services to the corporation in any other capacity and from receiving the respective remuneration. The members of special or permanent committees may receive likewise compensation for the attendance to the meetings of the committee of which they are members.

Article Eight.- Voting with respect of other shares.

      The Directors shall have the power to designate the person who shall be entitled to vote on behalf of the corporation with respect to the Stock, bonds or securities that the corporation has in other companies, as well as the person entitled to assign and transfer such stock, bonds or securities.

                                  CHAPTER FOUR
                                    Officers

Article One.- Election, Term and Vacancies.

      The officers of the corporation shall be a President, a Secretary and a Treasurer, who shall be elected by the Board of Directors. The Board of Directors may also appoint such other Officers and Agents, including one or more Vice-Presidents, as it may deem necessary, who shall have the authorization and perform the duties conferred to them, from time to time, by the Board of Directors. The Officers elected by the Board of Directors shall exercise their offices for one year, or until their successors are elected and qualified, being it understood that any officer may be removed at any time by the affirmative vote of a majority of all the Directors. The vacancies occurring among the Officers of the corporation shall be filled by the Board of Directors, who shall fix their salaries. An Officer does not need to be a Director and any person may exercise two or more offices.

Article Two. President.

      The President is the Legal Representative and Executive Chief of the corporation. He shall preside all meetings of the Assembly of Stockholders and of the Board of Directors. He shall have the general and active management of the businesses of the corporation, subject to the Board of Directors, and shall see that all the orders and resolutions of the Board of Directors be performed. Jointly with any other Officers designated by the Board of Directors he shall execute or shall procure the execution of contracts and shall sign or procure the signature of the other obligations authorized by the Board of Directors. Jointly with any other Officer designated by the Board of Directors and previous the authorization thereof, he may delegate or grant powers in favour of third persons or Agents, in connection with the business of the corporation.

Artic1e Three. Vicepresident.

      The Vicepresident shall have all the powers and shall perform all the duties of the President in the event of his absence or disability. He shall also have the powers and duties that may be delegated to him, from time to time, by the President. He shall also have the powers and duties that may be conferred to him by the Board of Directors.

Article Four.- Secretary.

      The Secretary shall attend to all meetings of the Assembly of Stockholders, of the Board of Directors and of all the committees, and shall enter the votes and proceedings of such meetings in a book that he shall keep for such purpose. He shall keep safe custody of the Corporate Seal of the company, whenever adopted by the Board of Directors, which he shall affix on any instrument requiring such seal. He shall give and send the notices of the meetings, and shall be in charge of the books and documents corresponding to his office, or those entrusted to his care by the Board of Directors or by the committees. He shall also perform the other duties corresponding to his office or those conferred to him by the Board of Directors.

Article Five.- Treasurer.

      The Treasurer shall have the custody of the funds and securities of the corporation and shall keep complete and exact accounts of the entries and disbursements in the books belonging to the corporation and shall deposit all the monies and other valuable effects in the name and to the credit of the corporation with the depositories that the Board of Directors may appoint. He shall disburse the funds of the corporation in accordance with the orders of the Board of Directors, and shall keep adequate vouchers of such disbursements and shall render to the President or the Board of Directors, when required, an account of all his operations as Treasurer as well as a general balance sheet of the corporation.

Article Six. - Oaths and bonds.

      The Board of Directors may by resolution require that any officers, agents or employees of the corporation take oaths or bonds for the faithful performance of their respective duties.

Article Seven. - Signatures.

      All checks, drafts or orders for the payment of money, and all acceptance, bills of exchange and notes shall be signed by the Officer or Officers of the corporation and the Agents that the Board of Directors may appoint by resolution.

Article Eight.- Vacancies.

      The vacancies occurring among the Officers may be filled for the unexpired portion of the term by the same body authorized to make its appointment.

Article Nine.- Delegation of Duties.

      In the event of death, resignation, retirement, disability, incapacity, illness, absence, removal or negative from any officer or agent of the corporation, or for any other reasons that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers and duties of such officer, or agent, upon any other officer, or agent, or in any other director, while the respective measurers are being provided.

                                  CHAPTER FIVE
                           Shares of the Capital Stock

Article One.- Stock Certificates.

      All Stock Certificates of the capital stock of the corporation shall be in the form, not incompatible with the laws nor with the Articles of Incorporation, as the Board of Directors may approve; they shall contain a reference to the inscription of the corporation in the Mercantile Registry; and shall be signed by Officers designated by the Board of Directors from time to time. All Stock Certificates shall bear consecutive numbers, the name of the person owner of the shares represented thereby, together with the number of such shares and the date of issue and shall be entered in the books of the company.

Article Two.- Bearer Shares.

      Shares may be issued to bearer only if fully paid and non-assessable.

Article Three. - Stockholders of Record.

      The corporation shall have the right to consider the holder of record of any share or shares of the capital stock of the corporation as the holder in fact thereof, and shall not be bound to recognize any claim or interest arising from any other person in respect to the shares of one class or another, even though it may have express notice thereof, except in the cases expressly provided in the Panama Laws.

Article Four. - Register of Bearer Shares.

      In the event of shares issued to bearer the stock register shall indicate the number of shares issued, the date of issue and that such shares have been fully paid and are non-assessable.

Article Five.- Cancelled and Lost Certificates.

      All stock certificates waived shall be cancelled, and the corresponding certificate shall not be issued unless waiver and cancellation of a similar certificates for a like number of shares is made. Any person who alleges the loss or destruction of a stock certificate shall make a statement or affirmation of such fact, and shall announce it in accordance with the requirements of the Board of Directors, and further, if the Board of Directors shall so require, shall serve a bond for the amount stipulated by the Board, whereupon a new certificate of the same tenor and for a like number of shares shall be issued in lieu of the certificate alleged to have been lost or destroyed.

Article Six.- Transfers of Shares.

      Transfers of shares shall be made in the books of the corporation by the holder thereof or his attorney, by waiver and cancellation of the certificate or certificates for such shares; but the Board of Directors may appoint any bank or trust company to act as agent or registrar for the transfers of such certificates. The books of transfers of the corporation may be closed during the period that the Board of Directors determine, provided said period does not exceed forty days prior to the date fixed for the annual or a special meeting of the Assembly of Stockholders, and said period may also be closed by the Board of Directors for the time that said Board may deem necessary for the payment of dividends and meanwhile the shares shall not be transferable. The Directors may fix also a date not less than forty days before the holding of any meeting, as the date in which the stockholders of the class who are not holders of the shares issued to bearer, entitled to notice of and to vote at such meeting are determined, in which case only the stockholders of record in such date shall be entitled to notice of and to vote at such meeting. Shares issued to bearer shall be transferred by the delivery of the certificate or certificates representing the same.

Article Seven. - Stockholders' Addresses.

      Every Stockholder of record shall give to the Secretary an address to which all or any notices shall be sent, but in the absence thereof, such notices may be sent to the last address of the stockholders or to the main office of the corporation, except in the case provided in the Second paragraph of Article 4, Chapter 2, of these By-Laws.

Article Eight.- Regulations.

      The Board of Directors shall have the power and authorization to dictate the rules and regulations it may deem convenient to regulate the issue, transfer and registry of the stock certificates for the capital stock of the corporation.

                                   CHAPTER SIX
                                    Dividends

Article One.- Dividends and Reserves.

      Before the payment of any dividend or the making of any distribution of profits, the Board of Directors may deduct from the surplus or the net profits of the corporation, such sum or sums that in its discretion may be proper as a fund of reserve for depreciation, renewal, indemnity and maintenance or for such other purposes that the Directors may deem conducive or convenient for the interests of the corporation. Dividends upon the issued and outstanding shares of the corporation may be declared at any regular or special meeting of the Board of

Directors.

Article Two.- Dividends in shares.

      When the Board of Directors shall so determine, dividends may be paid by the issue of shares of the corporation, provided that the capital required for such purpose is authorized and available, and provided that if such shares shall not have been previously issued, a sum be transferred from the surplus to the account of capital of the corporation at least equal to the one for which such shares could lawfully be sold.

                                  CHAPTER SEVEN
                                   Fiscal Year

      The fiscal year of the corporation shall be for a period of twelve months and shall end on the 31st. of December of each year.

                                  CHAPTER EIGHT
                                      Seal

      The company may adopt a corporate seal, which shall have the form and text approved by the Board of Directors, from time to time.

                                  CHAPTER NINE
                                   Amendments

      These By-Laws may be altered, amended or revoked by the Board of Directors, at any regular or special meeting, with or without notice of the proposed alteration, amendment or revocation.

      The undersigned, Secretary of "DANUBE MARITIME INC.", a company duly organized and existing in accordance with the Laws of the Republic of Panama, does hereby

                                    C E R T I F Y :

      That the foregoing is a true and exact copy of the By-Laws of said corporation, which were duly adopted at the meeting of the Board of Directors, held in the City of Panama, on the 30th day of December, 1991.

      Panama, December 30th, 1991.

                                        ___________________________
                                        Elsa Maria Sousa Quintero
                                             (Elsa Ma. Sousa)